

<ARTICLE>                     5
<LEGEND>
RESTATEMENT OF EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.

     On  October  30,  1997,  the  Company  acquired  Neutronics  Holdings  A.G.
("Neutronics"),  an electronics  manufacturing services provider with operations located  in  Austria  and  Hungary.  The  acquisition  was  accounted  for  as a
pooling-of-interests   and  all  financial   statements   presented   have  been
retroactively restated to include the results of Neutronics.

     The Company's financial statements for each of the quarters of the years ended March 31, 1997 have been restated to correct the Company's accounting for the acquisition of the Astron Group Limited to conform to United States
Generally Accepted Principles.

     The following tables restate financial data schedules for the first three quarters and the year ended March 31, 1998 giving effect to the application of SFAS No. 128, the restatement of the Company's prior results to include the results of Neutronics and the restatement of the Company's prior results to correct the accounting for the acquisition of the Astron Group :
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   3-MOS                      3-MOS                3-MOS               12-MOS
<FISCAL-YEAR-END>                          MAR-31-1998         MAR-31-1998          MAR-31-1998          MAR-31-1998
<PERIOD-START>                             APR-01-1997         JUN-30-1997          SEP-30-1997          APR-01-1997
<PERIOD-END>                               JUN-30-1997         SEP-30-1997          DEC-31-1997          MAR-31-1998
<CASH>                                          34,923              19,242               73,333               89,390
<SECURITIES>                                         0                   0                    0                    0
<RECEIVABLES>                                  100,355             109,236              129,694              164,653
<ALLOWANCES>                                     6,368               6,175                7,081                9,528
<INVENTORY>                                    125,392             130,133              147,115              157,077
<CURRENT-ASSETS>                               269,896             273,298              378,758              439,534
<PP&E>                                         228,424             248,047              273,307              335,915
<DEPRECIATION>                                  51,996              56,964               68,311               80,342
<TOTAL-ASSETS>                                 490,439             509,801              633,998              744,123
<CURRENT-LIABILITIES>                          275,853             290,848              228,134              314,998
<BONDS>                                              0                   0                    0                    0
<PREFERRED-MANDATORY>                                0                   0                    0                    0
<PREFERRED>                                          0                   0                    0                    0
<COMMON>                                           108                 108                  125                  134
<OTHER-SE>                                     100,860             108,697              207,280              214,675
<TOTAL-LIABILITY-AND-EQUITY>                   490,439             509,801              633,998              744,123
<SALES>                                        235,547             251,468              295,000            1,113,071
<TOTAL-REVENUES>                               235,547             251,468              295,000            1,113,071
<CGS>                                          212,517             226,786              266,192            1,004,170
<TOTAL-COSTS>                                  225,831             239,601              280,916            1,070,393
<OTHER-EXPENSES>                                (1,013)               (487)               4,059                5,549
<LOSS-PROVISION>                                     0                   0                    0                    0
<INTEREST-EXPENSE>                               3,436               4,820                2,887               14,958
<INCOME-PRETAX>                                  7,293               7,534                7,138               22,171
<INCOME-TAX>                                       747                 912                1,197                2,258
<INCOME-CONTINUING>                              6,546               6,622                5,941               19,913
<DISCONTINUED>                                       0                   0                    0                    0
<EXTRAORDINARY>                                      0                   0                    0                    0
<CHANGES>                                            0                   0                    0                    0
<NET-INCOME>                                     6,546               6,622                5,941               19,913
<EPS-PRIMARY>                                     0.39                0.39                 0.31                 1.09
<EPS-DILUTED>                                     0.37                0.37                 0.29                 1.04


